SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported) June 27, 2002
Renaissance Mortgage Acceptance Corp.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation)	333-82550 (Commission File Number)	52-2356399 (IRS Employer ID Number)
1000 Woodbury Road, Woodbury, New York	11797
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including area code:	(516) 364-8500
N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events.

This Current Report on Form 8-K is being filed to file a copy of the Pooling and Servicing Agreement dated as of June 1, 2002, among Delta Funding Corporation, as seller, Renaissance Mortgage Acceptance Corp., as depositor, Ocwen Federal Bank FSB , as servicer, and Wells Fargo Bank Minnesota, National Association, as trustee (the “Pooling and Servicing Agreement”), in connection with the issuance by Renaissance Home Equity Loan Trust 2002-2 of Home Equity Loan Asset-Backed Certificates, Series 2002-2.

Item 7.

Financial Statements, Pro Forma Financial Information and Exhibits.

(q)

Not applicable.

(r)

Not applicable.

(s)

Exhibits:

4.1     Pooling and Servicing Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RENAISSANCE MORTGAGE ACCEPTANCE CORP.

By: /s/Dawn Ceccarini

Name: Dawn Ceccarini

Title: Vice President

Dated:  June 27, 2002

EXHIBIT 4.1